UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2016, Resource Capital Corp. (the “Company”) and NEW NP, LLC (“Seller”), an indirect wholly-owned subsidiary of the Company, entered into a definitive agreement (the “Purchase Agreement”) to sell 100% of the membership interests in Northport TRS, LLC (“Northport”), its middle market loan business and an indirect wholly-owned subsidiary of the Company, to CVC Credit Partners U.S. Lending I, L.P. (“Purchaser”), an investment vehicle managed by CVC Credit Partners, LLC that includes a private investment fund managed by Coller Investment Management Limited as limited partner. An indirect wholly-owned subsidiary of Resource America, Inc. (“Resource”) is the manager of the Company and Resource owns a 24% interest in CVC Credit Partners, L.P., an affiliate of the general partner and manager of the Purchaser.

This transaction was consummated on August 4, 2016. The aggregate consideration that Seller received upon closing was $247 million, subject to certain post-closing adjustments. Under the terms of the Purchase Agreement, at closing, Northport also granted participation interests in 10 loans with an aggregate unpaid principal amount of approximately $74 million, with a carrying value of approximately $68 million, to Seller, with the assignment of such loans to take place as soon as possible. In connection with the transaction, on August 4, 2016, Northport amended and restated its senior secured revolving credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, originally entered into on September 18, 2014 (the “Original Credit Agreement”) to, among other things, remove the Company as guarantor of Northport’s obligations under the Original Credit Agreement.

The Purchase Agreement contains representations, warranties, covenants, indemnities and other provisions customary for transactions of this type. The representations, warranties, covenants and indemnities contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the parties thereto. Pursuant to the Purchase Agreement, the Company has agreed to guarantee Seller’s obligations to Purchaser under the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Membership Interest Purchase Agreement dated as of August 1, 2016 by and among CVC Credit Partners U.S. Lending I, L.P., a Delaware limited partnership, Coller International Partners VII, L.P., a Guernsey limited partnership, Coller International Partners VII Parallel Fund, L.P., a Guernsey limited partnership and Coller International Partners VII Luxembourg, SLP, a Luxembourg limited partnership (solely with respect to Section 6.7 thereof), NEW NP, LLC, a Delaware limited liability company and Resource Capital Corp., a Maryland corporation (solely with respect to Section 6.8 thereof)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: August 5, 2016	/s/ Jeffrey Blomstrom
Jeffrey Blomstrom
Senior Vice President